Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Shawn Cable, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Agassi Sports Entertainment Corp. on Form 10-Q for the quarter ended March 31, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Agassi Sports Entertainment Corp. at the dates and for the periods indicated.

Dated: May 13, 2026

/s/ Shawn Cable
Shawn Cable
Chief Financial Officer
(Principal Financial/Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Agassi Sports Entertainment Corp. and will be retained by Agassi Sports Entertainment Corp. and furnished to the Securities and Exchange Commission or its staff upon request.